EXHIBIT 21.1
AVAYA INC.
Subsidiaries of the Registrant

Company Name	Jurisdiction/State of Incorporation/Formation
3102455 Nova Scotia Company	Nova Scotia
AC Technologies, Inc.	Delaware
Aurix Limited	United Kingdom
Avaya (China) Communication Co. Ltd.	China
Avaya (Dalian) Intelligent Communication Co. Ltd.	China
Avaya (Gibraltar) Investments Limited	Gibraltar
Avaya (Malaysia) Sdn. Bhd.	Malaysia
Avaya Argentina S.R.L.	Argentina
Avaya Asset Management GmbH & Co. KG	Germany
Avaya Australia Pty Ltd	Australia
Avaya Austria GmbH	Austria
Avaya Belgium SPRL	Belgium
Avaya Beteiligungs GmbH	Germany
Avaya Brasil LTDA.	Brazil
Avaya CALA Inc.	Delaware
Avaya Canada Corp.	Nova Scotia
Avaya Capital Ireland (Ireland Inc.)	Ireland
Avaya Capital Ireland (UK Inc.)	England & Wales
Avaya Chile Limitada	Chile
Avaya CIS LLC	Russian Federation
Avaya Communication de Colombia S.A.	Colombia
Avaya Communication de Mexico, S.A. de C.V.	Mexico
Avaya Communication Israel Ltd.	Israel
Avaya Comunicación España S.L.U.	Spain
Avaya Cyprus Investments Limited	Cyprus
Avaya Czech Republic s.r.o.	Czech Republic
Avaya d.o.o.	Croatia
Avaya d.o.o. in liquidation	Slovenia
Avaya Denmark ApS	Denmark
Avaya Deutschland GmbH	Germany
Avaya Dutch Holdco B.V.	Netherlands
Avaya ECS Limited	England & Wales
Avaya Egypt LLC	Egypt
Avaya EMEA Ltd.	Delaware
Avaya EMEA Ltd. (Greece Branch)	Delaware
Avaya EMEA Ltd. (Portugal Branch)	Delaware
Avaya EMEA Ltd. (Saudi Arabia Branch)	Delaware
Avaya EMEA Ltd. (South Africa Branch)	Delaware
Avaya Enterprises Ireland Limited	Ireland
Avaya Enterprises S.R.L.	Romania
Avaya Federal Solutions, Inc.	Delaware
Avaya Finland Oy	Finland

Company Name	Jurisdiction/State of Incorporation/Formation
Avaya France SAS	France
Avaya GCM Sales LImited	Ireland
Avaya German Holdco GmbH	Germany
Avaya Germany GmbH	Germany
Avaya GmbH & Co. KG	Germany
Avaya Government Solutions Inc.	Delaware
Avaya Holding EMEA BV	Netherlands
Avaya Holdings Limited	Ireland
Avaya Holdings LLC	Delaware
Avaya Holdings Two, LLC	Delaware
Avaya Hong Kong Company Limited	Hong Kong
Avaya Hungary Ltd./Avaya Hungary Communication Limited Liability Company	Hungary
Avaya India (SEZ) Pvt Ltd	India
Avaya India Private Limited	India
Avaya India Private Limited (Bangladesh Branch Office)	India
Avaya Integrated Cabinet Solutions Inc.	Delaware
Avaya International Enterprises Ltd.	Ireland
Avaya International Enterprises Ltd. (Swiss Branch)	Ireland
Avaya International Sales Limited	Ireland
Avaya International Sales Limited (Moscow Branch)	Ireland
Avaya Ireland Limited	Ireland
Avaya Italia S.p.A.	Italy
Avaya Japan Ltd.	Japan
Avaya Korea Ltd.	Korea, Republic Of
Avaya Limited	England & Wales
Avaya Luxembourg Investments S.a.r.l.	Luxembourg
Avaya Luxembourg Sarl	Luxembourg
Avaya Macau Limitada	China
Avaya Management Services Inc.	Delaware
Avaya Mauritius Ltd	Mauritius
Avaya Nederland B.V.	Netherlands
Avaya Nederland B.V. - Kazakhstan Rep. Office	Netherlands
Avaya Nederland B.V. - Turkey Rep. Office	Netherlands
Avaya Nederland B.V. - U.A.E. Branch	Netherlands
Avaya Nederland B.V. - Ukraine Rep. Office	Netherlands
Avaya Nederland BV - Oman Rep. Office	Netherlands
Avaya New Zealand Limited	New Zealand
Avaya Nigeria Limited	Nigeria
Avaya Norway AS	Norway
Avaya Panama Ltda.	Panama
Avaya Peru S.R.L.	Peru
Avaya Philippines, Inc.	Philippines
Avaya Poland Sp. z.o.o.	Poland
Avaya Puerto Rico, Inc.	Puerto Rico
Avaya Real Estate Management GmbH	Germany

Company Name	Jurisdiction/State of Incorporation/Formation
Avaya Sales Limited	Ireland
Avaya Singapore Pte Ltd	Singapore
Avaya Slovakia s.r.o.	Slovakia
Avaya Sweden AB	Sweden
Avaya Switzerland GmbH	Switzerland
Avaya UK	England & Wales
Avaya UK Holdings Limited	England & Wales
Avaya Venezuela S.R.L.	Venezuela
Avaya Verwaltungs GmbH	Germany
Avaya World Services Inc.	Delaware
AvayaLive Inc.	Delaware
Harmatis Ltd.	Israel
Integrated Information Technology Corporation	Illinois
Konftel AB	Sweden
Konftel Ltd.	United Kingdom
Mosaix Limited	England & Wales
Network Alchemy Ltd.	England & Wales
Nimcat Networks General Partnership	Canada
Octel Communications LLC	Delaware
Octel Communications Ltd.	England & Wales
Octel Communications Services Ltd.	England & Wales
P.T. Avaya Indonesia	Indonesia
Persony, Inc.	Delaware
PT Sierra Communication Indonesia	Indonesia
Radvision (HK) Ltd.	Hong Kong
Radvision (U.K.) Ltd.	United Kingdom
Radvision B.V.	Holland
Radvision Brasil Servico de Marketing Ltda	Brazil
Radvision Communication Development Beijing Co. Ltd. (RCD)	Bejing
Radvision Espana S.R.L.	Spain
Radvision France S.A.R.L.	France
Radvision GmbH	Germany
Radvision Government Services, Inc.	Delaware
Radvision Italy S.R.L.	Italy
Radvision Japan KK	Japan
Radvision Ltd.	Israel
Radvision Singapore Pte Ltd.	Singapore
Radvision, Inc.	New Jersey
Resident Office of Avaya International Sales Limited in Ho Chi Minh City	Ireland
Rhetorex Europe Ltd.	England & Wales
Sierra Asia Pacific Inc.	Delaware
Sierra Asia Pacific Inc. (Taiwan Branch)	Delaware
Sierra Asia Pacific Inc. (Thailand Branch)	Delaware
Sierra Communication International LLC	Delaware
Sipera Systems Private Limited*	India

Company Name	Jurisdiction/State of Incorporation/Formation
Sipera Systems Uk Limited	United Kingdom
Soundlogic Acquisition ULC	Nova Scotia
Spectel (UK) Limited	England & Wales
Spectel Limited	Ireland
Spectel Operations Limited	Ireland
Spectel Research Limited	Ireland
Spectel Systems Limited	Ireland
Technology Corporation of America, Inc.	Delaware
Tenovis Direct GmbH*	Germany
Tenovis Telecom Frankfurt GmbH & Co. KG	Germany
Ubiquity Software Corporation	Delaware
Ubiquity Software Corporation Limited	England & Wales
VPNet Technologies, Inc.	Delaware
Windward Corp.	Cayman Islands
ZAO Avaya	Russian Federation

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* Owns less than 100%